UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2011, Tennessee Commerce Bancorp, Inc. (the “Company”) received a deficiency letter (“Deficiency Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the requirements for continued listing under NASDAQ Listing Rule 5250(c)(1), which requires that NASDAQ-listed companies file their required periodic financial reports with the U.S. Securities and Exchange Commission (“SEC”) on a timely basis. The Deficiency Letter was issued in accordance with standard NASDAQ procedures as a result of the Company not yet having filed its Form 10-Q for the period ended September 30, 2011 (the “Form 10-Q”) with the SEC.

The Deficiency Letter states that the Company has 60 calendar days or until January 23, 2012 to submit a plan to NASDAQ to regain compliance with the filing requirements for continued listing on the NASDAQ Global Market (the “Plan”).  If the Plan is accepted, the Company can be granted an exception of up to 180 calendar days or until May 14, 2012, to regain compliance.

Pending submission of the Plan, the Company’s common stock will continue to be listed for trading on the NASDAQ Global Market.  The Company expects to resolve the matter as soon as possible or otherwise timely file the Plan; however, there can be no assurance that the Plan will be accepted by NASDAQ.  In the event the Plan is not accepted, the Company has the right to appeal to the NASDAQ Hearings Panel.  The Company currently believes that it will be able to file its Form 10-Q for the period ended September 30, 2011 prior to January 23, 2012.

The Company issued a press release on November 29, 2011 disclosing its receipt of the Deficiency Letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Tennessee Commerce Bancorp, Inc. on November 29, 2011 disclosing receipt of the Deficiency Letter from The NASDAQ Stock Market LLC

Caution about forward-looking statements

Certain information contained herein may include “forward-looking statements.”  These forward-looking statements relate to the expected filing of the Form 10-Q, regaining compliance with NASDAQ requirements and NASDAQ’s acceptance of the Plan, if it becomes necessary, and the ability to appeal a decision by NASDAQ to delist the Company’s common stock.  There can be no assurance that the Company will be able to file its Form 10-Q when expected, that the Company will regain compliance with NASDAQ requirements, that NASDAQ will accept the Plan for regaining compliance, if it becomes necessary, or that the appeal of any NASDAQ determination to delist will be successful.  Factors that could cause actual events to differ from those expressed or implied by such forward-looking statements include the cautionary language under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and other filings made with the SEC.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank (the “Bank”).  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee.  The Company’s common stock is traded on the NASDAQ Global Market under the symbol “TNCC.”  Additional information about Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank can be accessed at www.tncommercebank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: November 29, 2011